Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Fiserv, Inc. and the effectiveness of Fiserv Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

December 9, 2009